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                                                                      Exhibit 21


                             MANAGED CARE SOLUTIONS
                                  SUBSIDIARIES




                                                                       State of                   Ownership
Subsidiary                                                         Incorporation                       %
----------                                                         -------------                  ---------
Arizona Health Concepts, Inc.                                          Arizona                        100%


Managed Care Solutions of Arizona, Inc.                                Arizona                        100%


Ventana Health Systems, Inc.                                           Arizona                        100%


Community Health USA, Inc.                                             Arizona                        100%


Benova Managed Care Solutions, LLC                                     New York                        65%